UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: October 6, 2009

(Date of earliest event reported)

GOLDRICH MINING COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 001-06412

_____________________________________

Alaska	91-0742812
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3412 S. Lincoln Drive

Spokane, Washington  99203-1650

(Address of principal executive offices, including zip code)

(509) 624-5831

(Registrant’s telephone number, including area code)

 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.

Regulation FD Disclosure

On October 6, 2009 the Registrant issued the attached news release entitled “Goldrich Concludes Successful Mining Test of Chandalar, Alaska Placer Gold”, announcing the successful completion of its 2009 alluvial gold mining test on Little Squaw Creek at its Chandalar property, located 200 miles north of Fairbanks, Alaska. The brief pilot program involved a full-scale mining test that produced 593.5 ounces of placer gold. The test mining yielded valuable mining and engineering data that will enable the Company to ramp-up the project into commercial production in the spring of the coming year. The mining objectives of the pilot operation were completely fulfilled.

The Company was successful in extracting sufficient gold to meet the contractual distribution of approximately 300 ounces of raw placer gold by November 1, 2009 which was contracted under gold futures sales agreements entered into in 2009 to fund the 2009 pilot project of test mining.  The Company has additional contractual obligations for distributions of approximately 990 ounces of raw placer gold due on or prior to November 1, 2010.

A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this report, including the exhibits attached hereto which are incorporated herein by reference, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

99.1

Press release dated October 6, 2009*

*Furnished to, not filed with, the Commission pursuant to Item 7.01 above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDRICH MINING COMPANY (Registrant)
Dated: October 6, 2009	By:	/s/ Ted R. Sharp
Ted R. Sharp Chief Financial Officer